AMENDMENT NUMBER 3
                             to the October 14, 2002
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      This Amendment Number 3 to the October 14, 2002 Amended and Restated Registration Rights Agreement ( "Amendment Number 3"), made effective as of June 10, 2008, is by and between the Holders and BioForce Nanosciences Holdings, Inc. (the "Company"), as successor to BioForce Nanosciences, Inc.

      WHEREAS, the Holders possess certain registration rights as parties to the October 14, 2002 Amended and Restated Registration Rights Agreement, as amended by Amendment Number 1 and Amendment Number 2 to the October 14, 2002 Amended and Restated Registration Rights Agreement (the "Agreement");

      WHEREAS, the Agreement requires that the Company file a registration statement on behalf of the Holders no later than June 12, 2008; and

      WHEREAS, the Company and the Holders believe that it is in their best interests to delay the filing of the registration statement on behalf of the Holders.

      NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. The Company shall not be required to file a registration statement on behalf of the Holders until August 22, 2008.

      2. The definition of Registrable Shares is hereby modified to mean all shares of Common Stock owned by the Holders, including shares of Common Stock issuable upon conversion of any Company securities that are convertible into shares of Common Stock, or upon exercise of stock purchase options or stock purchase warrants held by the Holders.

      3. This Amendment Number 3 shall be binding upon and insure to the benefit of the parties hereto and their respective successors, heirs and assigns.

      4. Each party warrants and represents that the person signing this Amendment Number 2 has the full and proper authority to do so and has been empowered to make and execute this Amendment Number 3 in the name of such party.

      5. This Amendment Number 3 may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment Number 3.

      6. All capitalized terms used in this Amendment Number 3 not otherwise defined herein shall have the same meaning as in the Agreement. All terms of the Agreement shall continue in full force and effect except as expressly modified by this Amendment Number 3. All terms of the Agreement shall apply to this Amendment Number 3, except in the event and to the extent they are expressly modified herein, in which case the terms of this Amendment Number 3 shall control.

      7. This Amendment Number 3 shall become binding upon the Company and all Holders of Registrable Shares upon its execution by the Holders of at least 51% of the Registrable Shares.


BioForce Nanosciences Holdings, Inc.

By: /s/ Gregory D. Brown
    --------------------------------
Name:   Gregory D. Brown
Title:  Chief Financial Officer


HOLDER:
FCPR SGAM AI Biotechnology Fund

By: /s/ Jean-Yves Nothias
    --------------------------------
Name:   Jean-Yves Nothias
Title:  Managing Director